Exhibit 99.5

STOCK ORDER FORM
PDL COMMUNITY BANCORP LOGO
SEND OVERNIGHT PACKAGES TO:
Raymond James & Associates, Inc.
PDL Community Bancorp Processing Center
222 S. Riverside Plaza, 7th Floor
Chicago, IL 60606
1-(888) ___-____
Deadline: The Subscription Offering ends at [_____] p.m., Eastern Time, on [Expiration Date]. Your original Stock Order Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders may be delivered to the address on the top of this form or to the PO Box address on the business reply envelope provided. Faxes or copies of this form may not be accepted. PDL Community Bancorp reserves the right to accept or reject improperly completed stock order forms. PLEASE PRINT CLEARLY AND COMPLETE ALL AREAS. – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM.
(1) Number of Shares
(2) Total Amount Due
Price Per Share X $10.00 = $
THE MINIMUM PURCHASE IS 25 SHARES ($250). No person may purchase more than 30,000 shares ($300,000). Also, no person together with an associate or group of persons acting in concert may purchase more than 50,000 shares ($500,000).
(3a) Method of Payment – Check or Money Order Enclosed is a personal check, bank check or money order made payable to PDL Community Bancorp in the amount of: $
Checks will be cashed upon receipt.
(3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY The undersigned authorizes withdrawal from the Ponce De Leon Federal Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for withdrawals authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. Ponce De Leon Federal Bank IRAs or accounts with check-writing privileges may NOT be listed for withdrawal below.
Account Number(s) (Certificates or Savings Accounts Only)
Withdrawal Amount(s) $ $ $ $
Total Withdrawal Amount
(4) Purchaser Priority
Subscription Offering
Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:
. a) Eligible Account Holders – Depositors of Ponce De Leon Federal Bank with aggregate deposit account balances of $50 or more at the close of business on October 31, 2015. Enter information in Section 9 for all deposit accounts that you had at Ponce De Leon Federal Bank on this date.
b) Supplemental Eligible Account Holders – Depositors of Ponce De Leon Federal Bank with aggregate deposit account balances of $50 or more at the close of business on [ 2017,] who were not able to subscribe for shares under the Eligible Account Holders priority. Enter information in Section 9 for all deposit accounts that you had at Ponce De Leon Federal Bank as of this date.  c) Other Members – Members of Ponce De Leon Federal Bank as of the close of business on [, 2017] who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder priorities, including borrowers as of April 11, 1985 who maintained such borrowings as of [, 2017]. Enter information in Section 9 for all deposit or loan accounts that you had at Ponce De Leon Federal Bank as of this date.
Community Offering
d) Local Community – Residents of the New York Counties of Bronx, New York, Queens and King and the New Jersey County of Hudson.
e) General Public – Check here if none of the above priorities apply to you.
(5) Management/Employee/Family Member: Check if you are a Ponce Bank Mutual Holding Company, PDL Community Bancorp, or Ponce De Leon Federal Bank: Director, Officer, Employee, or Immediate family member, as defined in the Stock Order Form Instructions.
(6) Maximum Purchaser Identification: Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions.
(7) Associates/Acting in Concert: Check here if you, or any associates or persons acting in concert with you (as defined in the Prospectus dated [,] 2017), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or persons acting in concert with you. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS.
Name(s) listed in section 8 on other order forms
Shares Ordered
Name(s) listed in section 8 on other order forms
Shares Ordered
(8) Stock Registration: Please PRINT legibly and fill out completely: The stock ownership statement and all correspondence related to this stock order will be mailed to the address provided below. Do not include below the name(s) of any persons who do not have the same Purchaser Priority (section 4 above) as you. Check only one box below. See the Stock Order Form Instructions for further details.
Individual
Joint Tenants
Tenants in Common
Corporation (include TaxID and name of corporation only)
Partnership (include Tax ID and name of partnership only)
Individual Retirement Account (include Tax ID of custodian and SS# of owner)
Uniform Transfers to Minors Act (include SS# of minor only) Trust Under Agreement Dated
Name SS# or Tax ID#
Name SS# or Tax ID#
Address Daytime Telephone #
City State Zip Code County Evening Telephone #
(9) Qualifying Accounts: You should list any accounts that you have or had with Ponce De Leon Federal Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all of your subscription rights if the offering is oversubscribed.
Names on Accounts Account Numbers
(10) Acknowledgement, Certification and Signature: I understand that to be valid, this form, properly completed, together with full payment or withdrawal authorization, must be received by PDL Community Bancorp (not postmarked) no later than 12:00 p.m., Eastern Time, on [Expiration Date] otherwise this form and all of my subscription rights will be void. (continued on reverse)
*** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature
Date
Signature
Date
Internal Use Only: Date Rec’d / Check# $ Check#$ Batch# Order # Priority

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by PDL Community Bancorp this Stock Order Form may not be modified or cancelled without the consent of PDL Community Bancorp, and that if withdrawal from a deposit account has been authorized the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that: 1) I am purchasing shares solely for my account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, 2) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, and 3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $300,000 for any person, or $500,000 for any person together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Reorganization and the Prospectus dated [            , 2017].

Subscription rights pertain to those eligible to place orders in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY PONCE BANK MUTUAL HOLDING COMPANY, PDL COMMUNITY BANCORP, OR PONCE BANK OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of the Comptroller of the Currency at 1-(800) 613-6743. I further certify that, before purchasing the common stock of PDL Community Bancorp I received the Prospectus dated [            , 2017] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page [TBD], which risks include but are not limited to the following:

Risks Related to Our Business

•	Multifamily, nonresidential and construction and land loans carry greater credit risk than loans secured by owner occupied one- to- four family real estate.

•	The unseasoned nature of our multifamily, nonresidential and construction and land loans portfolio may result in changes to our estimates of collectability, which may lead to additional provisions or charge-offs, which could hurt our profits.

•	Our business may be adversely affected by credit risk associated with residential property.

•	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.

•	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings and capital could decrease.

•	A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of nonperforming loans, which could adversely affect our operations, financial condition and earnings.

•	Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

•	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

•	Our efficiency ratio is high, and we anticipate that it may remain high, as a result of the ongoing implementation of our business strategy.

•	A continuation of the historically low interest rate environment and the possibility that we may access higher-cost funds to support our loan growth and operations may adversely affect our net interest income and profitability.

•	Future changes in interest rates could reduce our profits and asset values.

•	Changes in the valuation of securities held could adversely affect us.

•	Strong competition within our market areas may limit our growth and profitability.

•	Our small size makes it more difficult for us to compete.

•	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

•	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

•	Our ability to originate loans could be restricted by recently adopted federal regulations.

•	We face significant operational risks because the financial services business involves a high volume of transactions and increased reliance on technology, including risk of loss related to cyber-security breaches.

•	We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require

•	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

•	Changes in accounting standards could affect reported earnings.

•	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

•	Legal and regulatory proceedings and related matters could adversely affect us.

•	We are subject to environmental liability risk associated with lending activities or properties we own.

•	We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

•	Our historical markets, minority and immigrant individuals, may be threatened by gentrification and adverse political developments, which could decrease our growth and profitability.

Risks Related to the Offering

•	The future price of our common stock may be less than the purchase price in the stock offering.

•	The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

•	There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

•	Our stock-based benefit plans will increase our costs, which will reduce our income.

•	We intend to terminate our pension plan at some point following completion of the reorganization, which will reduce our income for the quarter and year of the termination.

•	The implementation of one or more stock-based benefit plans may dilute your ownership interest.

•	We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

•	Persons who purchase stock in the offering will own a minority of PDL Community Bancorp’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

•	Our stock value may be negatively affected by our mutual holding company structure and federal regulations restricting takeovers.

•	The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board of directors and may also prevent or impede a change in control.

•	Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

•	You may not receive dividends on our common stock.

•	Under current law, if we declare dividends on our common stock, Ponce Bank Mutual Holding Company will be restricted from waiving the receipt of dividends.

•	You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

•	We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

•	Provisions in the Ponce Bank Mutual Holding Company charter may impede our ability to raise additional capital and may negatively impact the trading value of our stock Risks Related to the Contribution to Our Charitable Foundation.

Risks Related to the Contribution to Our Charitable Foundation

•	The contribution to our charitable foundation will adversely affect net income in the year we complete the offering.

•	Our contribution to our charitable foundation may not be tax deductible, which could decrease our profits.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

PDL Community Bancorp

Stock Order Form Instructions

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Number of Shares and Total Amount Due - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares that can be ordered by any person in the offering, or persons exercising subscription rights through a single qualifying account held jointly, is 30,000 shares ($300,000), and no person together with an associate or group of persons acting in concert may purchase more than 50,000 shares ($500,000) in the offering. For additional information, see “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” in the Prospectus dated [EFFECTIVE DATE].

Item 3a – Payment by Check - Payment for shares may be made by personal check, bank check or money order payable to PDL Community Bancorp. DO NOT MAIL CASH. Funds received during the offering will be held in a segregated account at Ponce De Leon Federal Bank and will earn interest at [INTEREST RATE%] per annum until completion or termination of the offering.

Item 3b – Payment by Account Withdrawal - To pay by withdrawal from a savings account or certificate of deposit at Ponce De Leon Federal Bank, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Ponce De Leon Federal Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and will earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Purchaser Priority - Check the appropriate box (a, b, or c) to tell us the earliest of the three dates that applies to you and any others subscribing for shares with this order form. If boxes a, b, and c do not apply to you, then check the Local Community or General Public box, as appropriate.

Item 5 – Management/Employee/Family Member - Check the appropriate box if you are a Ponce Bank Mutual Holding Company, PDL Community Bancorp, or Ponce De Leon Federal Bank: director, officer, employee, or immediate family member. “Immediate Family” includes the spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Item 6 – Maximum Purchase - Check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares in the event maximum purchase limitations are increased.

Item 7 – Associates/Acting in Concert - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. The term “associate” of a person means: 1) any corporation or organization, other than Ponce Bank Mutual Holding Company, PDL Community Bancorp, Ponce De Leon Federal Bank or Ponce Bank or a majority-owned subsidiary of PDL Community Bancorp, Ponce De Leon Federal Bank or Ponce Bank, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; 2) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes relating to subscriptions in the stock offering and the sale of common stock following the reorganization, a person who has a substantial beneficial interest in any non-tax-qualified employee plan or any tax-qualified employee plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by officers and directors, the term “associate” does not include any tax-qualified employee plan; or 3) any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Ponce Bank Mutual Holding Company, PDL Community Bancorp, Ponce Bank or Ponce De Leon Federal Bank or a subsidiary thereof. The term “acting in concert” means: 1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or 2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. In the Prospectus dated [EFFECTIVE DATE], please see the section entitled “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – Stock Registration - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of PDL Community Bancorp common stock. See below and the reverse side of this form for further details regarding common forms of stock registration. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at [SIC PHONE]. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, as defined in the Prospectus, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder’s names.

(Continued on reverse side)	Side 1

PDL Community Bancorp

Stock Order Form Instructions

Please check only the one box which corresponds to the ownership desired.

Individual – The stock is to be registered in one individual’s name only. Provide only this individuals information.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. All owners must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common – Tenants in common may also identify two or more owners. However, when stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares held by tenants in common.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA, or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Ponce De Leon Federal Bank. The stock cannot be held in a Ponce De Leon Federal Bank account. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner. IRA Registration:

Name Line 1 – list the name of the custodian/brokerage firm holding your IRA, followed by “CUST”.

Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #            ].

Address will be that of the brokerage/trust department to where the ownership statement will be sent.

Include both the Tax I.D. Number of the custodian as well as your personal Social Security Number.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act (“UTMA”) – For residents of New York and many states, stock may be held in the name of a custodian For the Benefit Of (“FBO”) a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with an adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated. UTMA Registration:

Name Line 1: print the name of the custodian followed by the abbreviation CUST

Name Line 2: FBO “name of the minor”, followed by UTMA- NY (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations and partnerships may purchase stock. Please provide the corporation or partnership’s legal name and Tax I.D Number. To have subscription rights within a customer priority, the corporation or partnership must have an account in its legal name and Tax I.D Number. Please contact the Stock Information Center to verify customer rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity. To have subscription rights within a customer priority, the fiduciary or trust must have an account in its legal name and Tax I.D. Number. Please contact the Stock Information Center to verify customer rights and purchase limitations. Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – Qualifying Accounts - List all qualifying accounts that you had with Ponce De Leon Federal Bank as of the date corresponding to the box checked in Item 4. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a qualifying customer of Ponce De Leon Federal Bank. Similarly, if you are ordering stock jointly with another customer, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had a qualifying account as of the date corresponding to the box checked in Item 4, and you should list only their account number(s). If you are ordering stock as a corporation, partnership or other legal business entity, you need to list just that entity’s account number(s), as your individual account number(s) do not qualify. Failure to list all of your qualifying account numbers may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Item 10 – Acknowledgment, Certification, and Signature - Sign and date the form where indicated. Before you sign please carefully review the information you have provided and read the acknowledgement and both sides of the Stock Order Form. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [EFFECTIVE DATE] carefully before making an investment decision.